                                                                    EXHIBIT 99.3


                                FORM OF ELECTION

          PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS ON THE REVERSE SIDE


IMPORTANT: HOLDERS OF SAVERS LIFE COMMON STOCK WHO WISH TO RECEIVE SHARES OF SMC COMMON STOCK IN LIEU OF THE $1.50 PER SHARE CASH PAYMENT CONTEMPLATED BY SECTION 2.5(C)(I) OF MERGER AGREEMENT MUST PROPERLY COMPLETE AND RETURN THIS FORM OF ELECTION BY 5:00 P.M., LOCAL TIME, ON MARCH 2, 1998. HOLDERS OF SAVERS LIFE COMMON STOCK WHO DO NOT WISH TO RECEIVE SHARES OF SMC COMMON STOCK IN LIEU OF THE $1.50 PER SHARE CASH PAYMENT DO NOT NEED TO RETURN THIS FORM OF ELECTION.


Dear Sirs:

     The undersigned, in accordance with Section 2.6 of the Amended and Restated Agreement and Plan of Merger dated as of December 9, 1997 (the "Merger Agreement"), among Standard Management Corporation ("SMC"), Standard Acquisition Corporation ("SAC") and Savers Life Insurance Company ("Savers Life"), hereby elects to receive shares of Common Stock, without par value, of SMC ("SMC Common Stock") in lieu of cash that the undersigned would otherwise be entitled to receive pursuant to Section 2.5(c)(i) of the Merger Agreement with respect to the shares of Common Stock, no par value, of Savers Life ("Savers Life Common Stock") set forth in column 3 of Box A. The undersigned acknowledges that
Section 2.6 of the Merger Agreement provides that the number of shares of SMC Common Stock to be received with respect to each share of Savers Life Common Stock to which this Form of Election applies, rounded to the nearest hundredth of a share, will be determined by dividing $1.50 by the average of the closing trading prices, as reported by The Nasdaq National Market, of SMC Common Stock for the ten consecutive trading days ending on the fifth day prior to the Savers Stockholder Meeting (as defined in the Merger Agreement).

                                BOX A: ELECTION
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
             Name and Address of Holder of Record as Shown on Records of Savers Life
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                       Certificate(s) Owned
                             (attach separate schedule if necessary)
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  Column 1                         Column 2                           Column 3
                                                                      Number of Shares of Savers
                                   Number of Shares of Savers         Life Common Stock with
                                   Life Common Stock                  respect to which this Form
  Certificate Number(s)            Represented By Certificate         of Election Applies
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

  Totals                        ,
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
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     In order to be effective, this Form of Election must be properly completed and returned by 5:00 p.m., local time, on March 2, 1998 to:


                         SAVERS LIFE INSURANCE COMPANY
                           8064 NORTH POINT BOULEVARD
                      WINSTON-SALEM, NORTH CAROLINA 27106
                          ATTENTION: PATRICIA G. LANDY

     THIS FORM OF ELECTION MAY BE RETURNED, TOGETHER WITH A PROXY CARD, IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

     The undersigned understands and agrees that the acceptance and delivery of any Form of Election by Savers Life (or any other authorized person) will not of itself create any right to receive SMC Common Stock in exchange for the Savers Life Common Stock subject to any Form of Election and that such right will arise only upon the Effective Time of the Merger (as defined in the Merger Agreement) and only to the extent provided in the Merger Agreement. The undersigned further understands and agrees that the election made on this form shall be irrevocable unless it is properly revised or withdrawn in accordance with Instructions 4 or 5 to this form.

Dated:                     , 1998

IGN  5/8
--------------------------------------

HERE
--------------------------------------
          (Signature(s) of Holder(s)

Telephone Number (     )
                 (Include Area Code)

(Must be signed by registered
holder(s) exactly as name(s) appear on
the certificates as Indicated in Box
A, or by person(s) authorized to
become registered holder(s). See
Instruction 2.)

                                  INSTRUCTIONS

       FORMING PART OF THE TERMS AND CONDITIONS OF THIS FORM OF ELECTION


     RETURN DATE: EACH HOLDER OF RECORD OF SAVERS LIFE COMMON STOCK SHALL HAVE THE RIGHT TO MAKE AN ELECTION REQUEST BY SUBMITTING THE FORM OF ELECTION, TOGETHER WITH ANY ITEMS REQUIRED BY INSTRUCTION 3 BELOW TO SAVERS LIFE BY 5:00 P.M., LOCAL TIME, ON MARCH 2, 1998.


     1. DELIVERY OF FORM OF ELECTION. This Form of Election should be completed and signed by the holder or holders of record of the Savers Life Common Stock. This Form of Election, completely filled in and signed, together with any other documents required by Instruction 3 should be delivered by hand or sent by mail to Savers Life at the address set forth on the reverse side. The method of delivery of all documents is at the option and risk of the stockholder, but if delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. For your convenience a return envelope is enclosed. DO NOT SEND CERTIFICATES FOR SAVERS LIFE COMMON STOCK WITH THE FORM OF ELECTION.

     2. SIGNATURES. This Form of Election must be signed by or on behalf of the holder(s) of record of the certificates. In the case of joint tenants, both should sign. If the certificates for the Savers Life Common Stock deposited are registered in different forms of the name of any person signing this Form of Election (e.g., "John Smith" on one certificate and "J. Smith" on another), it will be necessary for such person either to sign this Form of Election in each way in which the certificates are registered or to sign as many Forms of Election as there are different registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such.

     3. SUPPORTING EVIDENCE. In case any Form of Election is executed by an agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there should be submitted with the Form of Election, documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer shares. Such documentary evidence of authority must be in form satisfactory to Savers Life.


     4. MODIFICATION OF ELECTION. The holder of any of the Savers Life Common Stock listed on this Form of Election may at any time prior to 5:00 p.m., local time, on March 2, 1998 revise the request made on this Form of Election by submitting a new, subsequently dated, Form of Election identical to this Form of Election (i) containing the new election request and (ii) signed and completed in accordance with the Instructions on this Form of Election.



     5. WITHDRAWAL OF ELECTION. The holder of the shares of Savers Life Common Stock listed on this Form of Election may at any time prior to 5:00 p.m., local time, on March 2, 1998 withdraw his election by written notice to Savers Life at the address set forth herein.


     6. MISCELLANEOUS. Neither SMC nor Savers Life shall be under any duty to give notification of defects in any Form of Election, nor shall either SMC or Savers Life incur any liability for failure to give such notification. SMC shall have the absolute right to reject any and all Forms of Election not in proper form or to waive any irregularities in any Form of Election. The terms and conditions of the Merger Agreement shall be deemed to be incorporated herein by reference and to form part of the terms and conditions of any election request made on this Form of Election.

     7. ADDITIONAL COPIES. Additional copies of the Form of Election may be obtained from Savers Life.


     In order to be effective, this Form of Election and accompanying items must be submitted to Savers Life at its address as set forth herein prior to 5:00 p.m., local time, on March 2, 1998.


        DO NOT SEND CERTIFICATES FOR SHARES OF SAVERS LIFE COMMON STOCK
                          WITH THIS FORM OF ELECTION.